As filed with the Securities and Exchange Commission on August 20, 2004

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant     ☐

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☐ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to Rule 14a-12

PROVINCE HEALTHCARE COMPANY
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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(1)	Title of each class of securities to which transaction applies:____________
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     This filing relates to a planned acquisition of Province Healthcare Company (“Province Healthcare”) and LifePoint Hospitals, Inc. (“LifePoint Hospitals”) pursuant to the terms of an Agreement and Plan of Merger, dated as of August 15, 2004 (the “Merger Agreement”) by and among LifePoint Hospitals, Lakers Holding Corp., Lakers Acquisitions Corp., Pacers Acquisition Corp. and Province Healthcare. The Merger Agreement has been filed with the Securities and Exchange Commission as an exhibit to the Current Report on Form 8-K filed by Province Healthcare on August 17, 2004.

     The following is a form of press release jointly issued by Province Healthcare and LifePoint Hospitals to local media in the communities in which Province operates acute-care hospitals and certain information distributed to chief executive officers of Province Healthcare’s hospitals to assist them in responding to questions about the merger in their communities.

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FOR IMMEDIATE RELEASE	Media Contact:
Chuck Snyder
615-425-0821

LIFEPOINT HOSPITALS AGREES TO ACQUIRE
PROVINCE HEALTHCARE

$1.7 BILLION DEAL INCREASES FINANCIAL STRENGTH
FOR LOCAL COMMUNITY HOSPITAL

BRENTWOOD, TENNESSEE (August 19, 2004) — LifePoint Hospitals, Inc. and Province Healthcare Company jointly announced that they have signed a definitive agreement for LifePoint Hospitals to acquire Province Healthcare for approximately $1.7 billion in cash, stock and the assumption of debt.

     LifePoint Hospitals currently operates 30 hospitals in non-urban communities in nine states. Province Healthcare owns or leases 20 acute-care non-urban hospitals in 12 states, including (name of hospital) in (name of community).

     The transaction will create a leading hospital company focused on providing healthcare services in non-urban communities, with 50 hospitals, approximately 5,285 beds and combined revenues of approximately $1.7 billion in 2003. Of the combined 50 hospitals, 47 will be in markets where LifePoint’s hospital will be the sole community hospital provider.

     According to Kenneth C. Donahey, chairman, president and chief executive officer of LifePoint Hospitals, the acquisition brings together two companies that share a common purpose.

     “This acquisition is a great strategic fit for two companies that are dedicated to building strong community-based hospitals,” said Donahey. “Both LifePoint and Province are committed to constantly improving the quality of healthcare in non-urban markets through investments in equipment, technology and facilities. We share a common culture and an operating philosophy that is centered on putting people first. By combining the strengths of our two companies, we will create a powerful synergy with the financial resources and management expertise to continue our mission with even greater efficiency and impact. The people of (name of community) can rest assured that we will work hard to honor the obligations and commitments of Province Healthcare to (name of hospital). Our goal is to help this hospital grow and prosper so it can reach its full potential and fulfill its mission of meeting the healthcare needs of this community.”

     “We have great respect for the leadership at LifePoint Hospitals,” said Martin S. Rash, chairman and chief executive officer of Province Healthcare. “And we’re becoming a larger family, which can only improve the quality of healthcare for the communities we serve. In every way, the new relationship with LifePoint creates a company that is stronger and better able to help community hospitals meet the many challenges of today’s healthcare market.”

     Under the terms of the agreement, the businesses of LifePoint Hospitals and Province Healthcare will be combined under a newly formed company. The transaction is expected to close in the first half of 2005.

     “We’ve been impressed by the high quality of the team members at Province Healthcare hospitals,” said William M. Gracey, chief operating officer of LifePoint Hospitals. “We are excited about the opportunity of working with the management team, hospital board of directors, medical staff and employees at (name of hospital)”

     “We also understand the important and vital role we play in the communities we serve,” said Gracey. “As the sole community hospital provider in these communities, we have a special obligation to be a good corporate citizen. Our operating strategy will remain the same: improve the quality of healthcare in the communities we serve by focusing on our five core values: delivering high quality patient care, supporting physicians, creating excellent workplaces for employees, providing community value and ensuring fiscal responsibility.”

     According to Gracey, LifePoint Hospitals takes a decentralized approach when it comes to management decisions. “Like Province Healthcare, we believe in local control,” said Gracey. “Nobody knows the needs of your hospital better than the people in the local community. We look to the leadership of the local hospital to make the right decisions for their community’s healthcare needs. Our purpose as a corporation is to serve the hospital in a support role providing services and capital to help them grow.”

     Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with over 9,300 employees and operates 30 hospitals in non-urban communities.

     In connection with the proposed transaction, LifePoint Hospitals and Province Healthcare intend to file with the Securities and Exchange Commission (“SEC”) a joint proxy statement/prospectus, as part of a Registration Statement on Form S-4, and other relevant materials. The joint proxy statement/prospectus will be mailed to the stockholders of LifePoint Hospitals and Province Healthcare. Investors and security holders are advised to read the joint proxy statement/prospectus, registration statement and other relevant materials when they become available, as well as any amendments or supplements to those documents, because they will contain important information about LifePoint Hospitals, Province Healthcare and the proposed transaction. In addition, the joint proxy statement/prospectus, registration statement and other relevant materials filed by LifePoint Hospitals or Province Healthcare with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by LifePoint Hospitals by contacting Investor Relations, LifePoint Hospitals, Inc., 103 Powell Court, Suite 200, Brentwood, Tennessee, 37027, Phone: (615) 372-8500 and by Province Healthcare by contacting Investor Relations, Province Healthcare Company, 105 Westwood Place, Suite 400, Brentwood, Tennessee, 37027, Phone: (615) 370-1377.

     LifePoint Hospitals and Province Healthcare, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from their respective stockholders with respect to the transactions contemplated by the Merger Agreement. Information about the directors and executive officers of LifePoint Hospitals, and their interests in the transactions contemplated by the Merger Agreement, including their ownership of LifePoint Hospitals common stock, is set forth in the proxy statement for LifePoint Hospitals’ 2004 annual meeting, which was filed with the SEC on April 28, 2004. Information about the directors and executive officers of Province Healthcare, and their interests in the transactions contemplated by the Merger Agreement, including their ownership of Province Healthcare common stock, is set forth in the proxy statement for Province Healthcare’s 2004 annual meeting, which was filed with the SEC on April 20, 2004. Investors and security holders may obtain additional information regarding the interests of such potential participants by reading the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

     This document may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Such forward-looking statements, particularly those statements regarding the effects of the merger, reflect LifePoint Hospitals, Inc.’s and Province Healthcare Company’s current expectations and beliefs, are not guarantees of performance of LifePoint Hospitals or the newly formed combined entity and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from those described in the forward-looking statements. For example, such risks, uncertainties, assumptions and other factors include, without limitation, the possibility that (1) the companies may be unable to obtain the required stockholder or regulatory approvals; (2) problems may arise in successfully integrating the businesses of the two companies; (3) the acquisition may involve unexpected costs; (4) the combined company may be unable to achieve cost-cutting synergies; (5) the businesses may suffer as a result of uncertainty surrounding the acquisition; and (6) the combined company may be subject to future regulatory or legislative actions. For a further discussion of these and other risks, uncertainties, assumptions and other factors, see LifePoint Hospitals’ and Province Healthcare’s filings with the Securities and Exchange Commission. LifePoint Hospitals and Province Healthcare undertake no duty to update forward-looking statements.

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Briefing Points for CEOs
LifePoint Acquisition

Q: How will the acquisition of Province Healthcare by LifePoint affect the hospital?

A: We see this acquisition as a very positive development for the hospital. LifePoint Hospitals and Province Healthcare are two very similar companies. Both are focused on providing quality healthcare in non-urban communities such as ours. By combining the resources of these two companies, this merger is creating a new company that has greater financial resources and stability to help support our mission of meeting the healthcare needs of this community. If anything, we believe this merger is going to improve the quality of healthcare in this community.

Q: Will the merger affect the hospital’s strategy or capital spending?

A: No. LifePoint is committed to the local leadership and strategy initiated and developed by Province Healthcare. In fact, the new company formed by the merger has even greater capability to fund its capital commitments, thanks to LifePoint’s strong balance sheet and the merger creating a larger company with greater financial resources.

Q: Will LifePoint keep the commitments and promises made by Province Healthcare?

A: Yes. LifePoint has every reason to see this hospital succeed, grow and prosper. Just like Province Healthcare, they have a proven track record of investing in hospital operations in order to expand services, develop facilities and improve patient care. That philosophy of investing in community hospitals in order to improve healthcare and enrich the quality of life is one of their core business values.

Q: Will there be any changes in leadership at the hospital as a result of the acquisition? Of staff?

A: We don’t anticipate any changes in staff or leadership. LifePoint Hospitals appreciates and values the people who deliver quality healthcare in their communities. Indeed, Province Healthcare’s strong leadership at the local hospital level was one of the main reasons LifePoint chose to pursue this merger. In any case, as with Province Healthcare, LifePoint believes that staffing decisions should be made at the local level, not by the corporate office.

Q: How long will it take for the deal to be finalized?

A: The boards of directors for both Province and LifePoint have unanimously approved the deal, but the completion of the transaction is subject to the approval of stockholders for both Province and LifePoint, certain regulatory approvals and other conditions. We anticipate that the merger will be finalized in the first half of 2005.

Q: Will there be any changes for you as the CEO of the hospital? Will there be any changes in how you manage the hospital?

A: I don’t anticipate any. From what I understand about LifePoint, they have the same management style as Province. They believe very strongly in local control, in giving the leadership of the hospital and the community which it serves a great deal of decision making power. In my experience, that’s always been the case with Province Healthcare, and I don’t see any reason why that should change with LifePoint. I’m looking forward to working with LifePoint and making this hospital as good as it can be.

Q: How did the hospital staff react to the news of the merger?

A: Many of them were surprised, as I was. But I think the staff at the hospital now understands that, for the immediate future, this new relationship with LifePoint means business as usual at the hospital and, in the long run, a financially stronger hospital and better healthcare for this community.

     In connection with the proposed transaction, LifePoint Hospitals and Province Healthcare intend to file with the Securities and Exchange Commission (“SEC”) a joint proxy statement/prospectus, as part of a Registration Statement on Form S-4, and other relevant materials. The joint proxy statement/prospectus will be mailed to the stockholders of LifePoint Hospitals and Province Healthcare. Investors and security holders are advised to read the joint proxy statement/prospectus, registration statement and other relevant materials when they become available, as well as any amendments or supplements to those documents, because they will contain important information about LifePoint Hospitals, Province Healthcare and the proposed transaction. In addition, the joint proxy statement/prospectus, registration statement and other relevant materials filed by LifePoint Hospitals or Province Healthcare with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by LifePoint Hospitals by contacting Investor Relations, LifePoint Hospitals, Inc., 103 Powell Court, Suite 200, Brentwood, Tennessee, 37027, Phone: (615) 372-8500 and by Province Healthcare by contacting Investor Relations, Province Healthcare Company, 105 Westwood Place, Suite 400, Brentwood, Tennessee, 37027, Phone: (615) 370-1377.

     LifePoint Hospitals and Province Healthcare, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from their respective stockholders with respect to the transactions contemplated by the Merger Agreement. Information about the directors and executive officers of LifePoint Hospitals, and their interests in the transactions contemplated by the Merger Agreement, including their ownership of LifePoint Hospitals common stock, is set forth in the proxy statement for LifePoint Hospitals’ 2004 annual meeting, which was filed with the SEC on April 28, 2004. Information about the directors and executive officers of Province Healthcare, and their interests in the transactions contemplated by the Merger Agreement, including their ownership of Province Healthcare common stock, is set forth in the proxy statement for Province Healthcare’s 2004 annual meeting, which was filed with the SEC on April 20, 2004. Investors and security holders may obtain additional information regarding the interests of such potential participants by reading the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

     This document may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Such forward-looking statements, particularly those statements regarding the effects of the merger, reflect LifePoint Hospitals, Inc.’s and Province Healthcare Company’s current expectations and beliefs, are not guarantees of performance of LifePoint Hospitals or the newly formed combined entity and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from those described in the forward-looking statements. For example, such risks, uncertainties, assumptions and other factors include, without limitation, the possibility that (1) the companies may be unable to obtain the required stockholder or regulatory approvals; (2) problems may arise in successfully integrating the businesses of the two companies; (3) the acquisition may involve unexpected costs; (4) the combined company may be unable to achieve cost-cutting synergies; (5) the businesses may suffer as a result of uncertainty surrounding the acquisition; and (6) the combined company may be subject to future regulatory or legislative actions. For a further discussion of these and other risks, uncertainties, assumptions and other factors, see LifePoint Hospitals’ and Province Healthcare’s filings with the Securities and Exchange Commission. LifePoint Hospitals and Province Healthcare undertake no duty to update forward-looking statements.